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                                                                   EXHIBIT 10.63


                             INTERCREDITOR AGREEMENT

              THIS INTERCREDITOR AGREEMENT, dated as of November 26, 2002 (as modified, amended, restated or supplemented from time to time, this "Agreement"), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), acting in its capacity as the administrative agent under the OpCo Credit Agreement (hereinafter defined) and the other "Loan Documents" referenced therein (in such capacity, together with its successors in such capacity, the "OpCo Agent"), and The Bank of New York, a New York banking corporation, acting in its capacity as the indenture trustee under the Indenture (hereinafter defined) and the other "Basic Documents" referenced therein (in such capacity, together with its successors in such capacity, the "Indenture Trustee").

                                R E C I T A L S:

                     A. ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company ("ALS"), has entered into a Purchase Agreement dated as of November 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement") with ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2002 LLC, a Delaware limited liability company (the "ALER"), pursuant to which ALS has agreed to convey to ALER, and ALER has agreed to purchase and accept from ALS, all of the right, title and interest of ALS in the Transferred Assets.

                     B.     ALER has entered into a Pooling and
       Servicing Agreement, dated as of November 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Pooling and Servicing Agreement") among ALS, ALER and ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2002-A (the "Issuer") pursuant to which ALER transfers to the Issuer all of the Specified Assets.

                     C. The Issuer is financing its acquisition of Specified Assets with the proceeds of notes issued by the Issuer pursuant to the terms of an Indenture dated as of November 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture") between the Issuer, as borrower, and the Indenture Trustee and the related Note Purchase Agreement, dated as of November 26, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among ALS, the Issuer, ALER, the Indenture Trustee, BEAR STEARNS & CO. INC., CANADIAN IMPERIAL BANK OF COMMERCE, the note purchasers party thereto and such other agents party thereto.

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                     D.     ALLIANCE LAUNDRY HOLDINGS LLC, a Delaware
       limited liability company ("Parent"), ALS, GECC and the other financial institutions from time to time party thereto (collectively, the "OpCo Lenders"), LEHMAN BROTHERS, INC., as Arranger, and the OpCo Agent are parties to that certain Amended and Restated Credit Agreement dated August 2, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "OpCo Credit Agreement"), pursuant to which the OpCo Lenders have agreed to make certain loans and other credit accommodations available to or for the account of ALS, provided that, among other conditions, ALS secures its obligations under the OpCo Credit Agreement, and each of Parent and ALLIANCE LAUNDRY CORPORATION, a Delaware corporation ("ALC"), guarantees ALS's obligations under the OpCo Credit Agreement and secures its guarantee, in each case, pursuant to the terms of an Amended and Restated Guarantee and Collateral Agreement dated as of August 2, 2002 by and among ALS, Parent, ALC and the OpCo Agent (as amended, supplemented, restated or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

                     E.     The parties hereto wish to set forth
       certain agreements with respect to the assets conveyed or encumbered pursuant to the agreements described above.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                     ARTICLE 1.    DEFINITIONS

       1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Asset" means a Receivable, an Equipment Loan, and the Related Assets, regardless of whether such Asset is owned by an Originator, by ALER or by the Issuer.

              "Bankruptcy Code" means the provisions of title 11 of the United States Code, 11 U.S.C.(S)(S) 101 et seq.

              "Basic Documents" has the meaning specified in the Pooling and Servicing Agreement.

              "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

              "Claim" means the OpCo Claim or the Outstanding Obligations, as applicable.

              "Collection Accounts" means, collectively, all lockboxes, bank accounts or cash collateral accounts, any rights in and to any escrow assets or any similar accounts or assets

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relating to, or containing or constituting Collections or proceeds of or distributions on, any of the Assets, including, without limitation, each of the Lockbox Accounts, the Loan Collection Account and the Receivables Collections Account (each as defined in the Pooling and Servicing Agreement).

              "Collections" means with respect to any Asset, the sum of all payments received on or with respect thereto.

              "Control Party" has the meaning specified in the Pooling and Servicing Agreement.

              "Disposition" means any liquidation of the Parent or any of its Subsidiaries or their assets, the establishment of any receivership for the Parent or any of its Subsidiaries or their assets, a bankruptcy proceeding (either voluntary or involuntary) of the Parent or any of its Subsidiaries, the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction of, or damage to, or any other sale, transfer, assignment or other disposition of assets of the Parent or any of its Subsidiaries (other than the sale, contribution and pledge of interests in the Transferred Assets pursuant to the Purchase Agreement and the other Basic Documents).

              "Effective Advance Rate" means, on any Purchase Date following delivery of an Enforcement Notice by the OpCo Agent to the Indenture Trustee and ALS, the percentage of the aggregate outstanding principal balance or unpaid face amount, as the case may be, of all New Assets, that the Third Party Financiers have advanced in cash, pursuant to the Indenture and the Note Purchase Agreement.

              "Enforcement" means, collectively or individually, (a) acceleration of the loans and other obligations outstanding under the Basic Documents and/or the OpCo Loan Documents; or (b) commencement of any judicial or nonjudicial enforcement of any of the default rights and remedies against the Parent or any of its Subsidiaries (other than ALER or the Issuer) or any of their respective assets under the OpCo Loan Documents or against ALER, the Issuer or any of their assets under the Basic Documents.

              "Enforcement Notice" means a written notice delivered in accordance with Section 2.4 hereof which notice: (a) if delivered by the Indenture Trustee, shall state that (i) a Warehouse Event of Default has occurred under the Indenture, (ii) the loans and other obligations outstanding thereunder have been accelerated following an Event of Default thereunder, and
(iii) an Enforcement Period has commenced, and (b) if delivered by the OpCo Agent, (i) shall state that (A) an OpCo Event of Default has occurred, (B) the indebtedness of the Parent and its Subsidiaries (other than ALER and the Issuer) to the OpCo Agent or any of the OpCo Lenders under the OpCo Loan Documents has been accelerated following an Event of Default thereunder, and (C) an Enforcement Period has commenced, and (ii) may, subject to the conditions specified in Section 2.1 of this Agreement, state that subsequent sales and contributions of Assets under the Purchase Agreement must terminate.

              "Enforcement Period" means the period of time following the actual receipt by either the OpCo Agent of an Enforcement Notice or the Indenture Trustee of a second

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Enforcement Notice delivered by the other until the earliest of the following:
(a) the Outstanding Obligations have been satisfied in full, the Third Party Financiers and the Indenture Trustee have no further obligations under the Basic Documents and the Basic Documents have been terminated; (b) the OpCo Claim has been satisfied in full, the OpCo Agent and the OpCo Lenders have no further obligations under the OpCo Loan Documents and the OpCo Loan Documents have been terminated; and (c) the parties hereto agree in writing to terminate the Enforcement Period.

              "Equipment" has the meaning specified in the Purchase Agreement.

              "Equipment Loan" has the meaning specified in the Pooling and Servicing Agreement.

              "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

              "New Assets" means, as of any date of determination, all Transferred Assets transferred to ALER and from ALER to the Issuer on any Purchase Date following the date on which the OpCo Agent delivers the Enforcement Notice referred to in clause (a) of Section 2.1 of this Agreement.

              "Obligor" means, with respect to any Asset, the Person primarily obligated to make payments in respect thereof.

              "OpCo Claim" means all of the indebtedness, obligations and other liabilities of the Parent or any of its Subsidiaries (other than ALER or the Issuer) now or hereafter arising under, or in connection with the OpCo Loan Documents, including, but not limited to, all reimbursement obligations of the Parent with respect to any loans made or any letters of credit issued thereunder, all guarantee obligations of the Parent's Subsidiaries (other than ALER or the Issuer) under the OpCo Loan Documents, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Parent or its Subsidiaries (other than ALER or the Issuer), whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, premiums, make-whole amounts, yield maintenance amounts, fees or expenses due thereunder, and any costs of collection or enforcement.

              "OpCo Collateral" means all property and interests in property now owned or hereafter acquired or created, of the Parent or any of its Subsidiaries (other than ALER and/or the Issuer) in or upon which a OpCo Interest is granted or purported to be granted by any such

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Person to the OpCo Agent under any of the OpCo Loan Documents, excluding, however, the Trust Estate.

              "OpCo Event of Default" means an "Event of Default" or "Default" under and as defined in the OpCo Credit Agreement.

              "OpCo Interest" means, with respect to any property or interest in property (including, without limitation, the OpCo Collateral), now owned or hereafter acquired or created, of the Parent or any of its Subsidiaries (other than ALER or the Issuer), any lien, claim, encumbrance, security interest or other interest of the OpCo Agent in such property or interests in or to such property.

              "OpCo Loan Documents" means the OpCo Credit Agreement, the Guarantee and Collateral Agreement, and all other "Loan Documents" under and as defined in the OpCo Credit Agreement.

              "OpCo Lockbox Account" means a lockbox and associated account in the name of ALS that is subject to a first priority perfected security interest in favor of the OpCo Agent into which only proceeds of OpCo Collateral are to be deposited.

              "Originator" means ALS and any of its affiliates that is hereafter added to the Purchase Agreement as a seller or contributor of Assets thereunder.

              "Outstanding Obligations" has the meaning specified in the Pooling and Servicing Agreement.

              "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

              "Purchase Date" has the meaning specified in the Purchase
Agreement.

              "Purchased Equipment Loans" has the meaning specified in the Purchase Agreement.

              "Receivable" has the meaning specified in the Pooling and Servicing Agreement. Restructurings and extensions of such indebtedness and other rights and obligations including, without limitation, a restructuring in which a new Obligor is permitted to assume the obligations of an existing Obligor, shall not be deemed to give rise to the creation of new Receivables.

              "Records" has the meaning ascribed thereto in the Pooling and Servicing Agreement and includes all other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, ALER or the Issuer with respect to the Warehouse Collateral and the Obligors thereunder.

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              "Related Assets" has the meaning specified in the Pooling and
Servicing Agreement.

              "Servicer" has the meaning specified in the Pooling and Servicing Agreement.

              "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended from time to time.

              "Third Party Financiers" has the meaning specified in the Purchase Agreement.

              "Transferred Asset" means any Asset sold or contributed to ALER pursuant to the Purchase Agreement.

              "Trust Estate" has the meaning specified in the Indenture.

              "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

              "Unsold Asset" means any Asset or other account, general intangible, instrument or chattel paper of any Originator other than Transferred Assets.

              "Unsold Equipment Loan" mean any Equipment Loan that is an Unsold Asset.

              "Warehouse Collateral" means Transferred Assets, together with all other assets and rights included in the Trust Estate, whether now or hereafter acquired.

              "Warehouse Event of Default" means an "Event of Default" as defined in the Pooling and Servicing Agreement.

              "Warehouse Interest" means, with respect to any of the Warehouse Collateral or any property or interest in property, any lien, claim, encumbrance, security interest or other interest of any or all of ALER, the Issuer, the Third Party Financiers and/or the Indenture Trustee in or to any of such property.

                     ARTICLE 2.    INTERCREDITOR PROVISIONS

       2.1. Termination of Sales and Contributions. If (a) the OpCo Agent delivers an Enforcement Notice to the Indenture Trustee and ALS that conforms to the requirements of clause (b)(i) of the definition of "Enforcement Notice" and
(b) the OpCo Agent, following the delivery of such Enforcement Notice, delivers to the Indenture Trustee and ALS a second Enforcement Notice stating that if,
(i) (A) for any Purchase Date (which occurs at least two (2) Business Days after actual receipt by the Indenture Trustee of such second notice) the Effective Advance Rate under the Basic Documents for New Assets consisting of Receivables is less than 60% or (B) for any Purchase Date (which occurs at least two (2) Business Days after actual

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receipt by the Indenture Trustee of such second notice) the Effective Advance
Rate under the Basic Documents for New Assets consisting of Equipment Loans is less than 87%, then (ii) no further sales or contributions shall be permitted under the Purchase Agreement and all subsequent sales and contributions of Assets under the Purchase Agreement shall be ineffective. If any such subsequent sale or contribution shall nonetheless occur, (x) the OpCo Interest in the New Assets subject thereto and in all proceeds thereof shall not be released, (y) such New Assets shall not constitute Transferred Assets and any Warehouse Interest therein shall be subordinated to any OpCo Interest therein and (z) any cash advanced by the Third Party Financiers in connection therewith shall be returned promptly.

       2.2.   Distribution of Proceeds.

       (a) After the delivery of an Enforcement Notice by the Indenture Trustee, but subject to Section 2.7 below, (i) all proceeds of the Warehouse Collateral or any Disposition thereof which come into the possession of the OpCo Agent or any of the OpCo Lenders shall be held in trust for, and promptly turned over to, the applicable Collection Account for application against the Outstanding Obligations in accordance with the Basic Documents until the Outstanding Obligations have been paid and satisfied in full in cash and the Basic Documents have terminated, and (ii) any remaining proceeds of the Warehouse Collateral shall be paid to the Issuer or as otherwise required by applicable law.

       (b) After the delivery of an Enforcement Notice by the OpCo Agent, but subject to Section 2.7 below, (i) all proceeds of the OpCo Collateral or any Disposition thereof which come into the possession of the Indenture Trustee or any of the Third Party Financiers shall be held in trust for, and promptly turned over to, the OpCo Lockbox Account if one exists (and otherwise, to the OpCo Agent) for application against (or cash-collateralization of) the OpCo Claim in accordance with the OpCo Documents until the OpCo Claim has been paid and satisfied in full in cash and the OpCo Documents have terminated, and (ii) any remaining proceeds of the OpCo Collateral shall be paid to the Parent or the applicable Subsidiary or as otherwise required by applicable law.

       2.3.   Collection Accounts.

       (a)    The Indenture Trustee hereby acknowledges that, subject to Section
2.7 below, Collections of Unsold Assets which are deposited in the Collection Accounts shall not constitute Warehouse Collateral, and the Indenture Trustee has no claim to such Collections as they are not property of ALER or the Issuer.

       (b) The OpCo Agent hereby acknowledges that, subject to Section 2.7 below, Collections of Transferred Assets which are deposited in the OpCo Lockbox Account shall not constitute OpCo Collateral, and the OpCo Agent has no claim to such Collections.

       (c) The OpCo Agent agrees that it shall not, at any time prior to Enforcement, exercise any rights it may have under the OpCo Loan Documents to send any notices to Obligors (i) informing them of the OpCo Agent's interest, if any, in the Transferred Assets, or (ii) directing such Obligors to make payments in any particular manner of any amounts due under the Transferred Assets; the OpCo Agent further agrees that it shall not take any of the foregoing

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actions during Enforcement prior to the later of payment in full of the
Outstanding Obligations and the termination of the Basic Documents, except that the OpCo Agent may inform any Obligors of Unsold Assets that such Unsold Assets have been pledged to the OpCo Agent. Subject to Section 2.7 below, the OpCo Agent hereby agrees to return reasonably promptly to the Collection Accounts funds which are reasonably identified to the OpCo Agent by the Servicer (through supporting documentation) to constitute proceeds of the Warehouse Collateral. Subject to Section 2.7 below, the Indenture Trustee hereby agrees to return reasonably promptly to the applicable Originator funds received by the Indenture Trustee which are reasonably identified to the Indenture Trustee by the Servicer (through supporting documentation) to constitute proceeds of an Unsold Asset constituting OpCo Collateral (including such funds received in the Collection Accounts); provided that if the OpCo Agent shall so request in a written notice to the Indenture Trustee delivered at any time after delivery of an Enforcement Notice exists and is continuing, the Indenture Trustee shall transfer such funds to the OpCo Lockbox Account instead of returning them to an Originator. The OpCo Agent agrees that, prior to the later of payment in full of the Outstanding Obligations and the termination of the Basic Documents, if it receives payments directly from any Obligor on account of an Unsold Asset, it shall promptly notify the Indenture Trustee and the Servicer in order that the Servicer may determine whether such payment was, in fact, properly allocated to such Unsold Asset in accordance with the terms of this Section 2.3, and if the Servicer shall have reasonably identified (through supporting documentation) to the OpCo Agent that such payment was not properly allocated to such Unsold Asset, the OpCo Agent hereby agrees to return reasonably promptly such payment by wire transfer to the applicable Collection Account.

       2.4. Enforcement Actions. Each of the OpCo Agent and the Indenture Trustee agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

       (a) Subject to Section 2.7 below and to any applicable restrictions in the Basic Documents, the Indenture Trustee may at its option and without the prior written consent of the OpCo Agent take any action to (i) accelerate payment of the Outstanding Obligations or any other obligations and liabilities under any of the Basic Documents and (ii) liquidate the Warehouse Collateral or foreclose or realize upon or enforce any of its rights with respect to the Warehouse Collateral.

       (b) Subject to Section 2.7 below and to any applicable restrictions in and to the terms of the OpCo Loan Documents, the OpCo Agent may, at its option, and without the prior written consent of the Indenture Trustee, take any action to (i) accelerate payment of or require cash collateral for the OpCo Claim or any other obligation or liability arising under any of the OpCo Loan Documents and (ii) liquidate the OpCo Collateral or foreclose or realize upon or enforce any of its rights with respect to the OpCo Collateral.

       2.5. Access to Records. Subject to any applicable restrictions in the Basic Documents, the OpCo Agent agrees that to the extent it now or hereafter obtains title to or lawful possession of any premises leased or owned by the Parent, the Servicer, any Originator, the Issuer or ALER where Records with respect to Warehouse Collateral are maintained or stored: (a) it will permit

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the Third Party Financiers and the Indenture Trustee (or their agents, employees or designees) to enter one or more of such premises at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the OpCo Agent or any of the OpCo Lenders, whether before, during or after an Enforcement Period, and to have access to and use of all Records located thereon for the purpose of enforcing the Indenture Trustee's rights, on behalf of the Third Party Financiers, with respect to the Warehouse Collateral, and (b) any mortgage of, assignment of, security interest in or lien upon any real property and interests in real property of the Parent or any of its Subsidiaries other than ALER or the Issuer (whether leased or owned) shall be subject to the Third Party Financiers' and the Indenture Trustee's rights of access and use of the Records described above.

       2.6. Accountings. If the OpCo Agent delivers written notice to the Indenture Trustee and ALS that an OpCo Event of Default has occurred and is continuing, ALS shall render monthly written statements to the Indenture Trustee and the OpCo Agent identifying in reasonable detail the Unsold Assets and any Collections received in respect thereof during the calendar month then most recently ended.

       2.7. Cross Collateralization. (a) An Obligor under a Purchased Equipment Loan may be, or may become, an Obligor under an Unsold Equipment Loan. Each Purchased Equipment Loan and each Unsold Equipment Loan is secured by equipment purchased with the proceeds of such loan. In certain circumstances, a Purchased Equipment Loan may also purport to be secured by the equipment purchased with the proceeds of an Unsold Equipment Loan (such equipment and the proceeds thereof, the "Common Non-Trust Collateral"), and/or an Unsold Equipment Loan may also purport to be secured by equipment purchased with the proceeds of a Purchased Equipment Loan (such equipment and the proceeds thereof being the "Common Trust Collateral"). In addition, in certain circumstances, a Purchased Equipment Loan and an Unsold Equipment Loan may have competing security interests in or also purport to be secured by collateral that is neither Common Trust Collateral nor Common Non-Trust Collateral (the "Common Other Collateral").

       (b) The OpCo Agent agrees that with respect to each loan of each such Obligor (i) the security interest in such Common Trust Collateral granted to ALS pursuant to any Unsold Equipment Loan (and any OpCo Interest therein) is, and shall be, junior and subordinate to the security interest created to secure a Purchased Equipment Loan; (ii) it shall not, as assignee of the lien of ALS, have any legal right to realize upon such Common Trust Collateral or exercise its rights under the Unsold Equipment Loan with respect to such Common Trust Collateral in any manner until all required payments in respect of any Purchased Equipment Loan that shares such Common Trust Collateral have been made in full; and (iii) in realizing upon such Common Trust Collateral, none of the Indenture Trustee, ALER, Issuer, nor any Third Party Financier shall have any obligation to protect or preserve the rights of ALS, the OpCo Agent or the OpCo Lenders in such Common Trust Collateral. The Indenture Trustee agrees that with respect to each loan of each such Obligor (i) the security interest in such Common Non-Trust Collateral granted to ALS to secure the Purchased Equipment Loan (and any Warehouse Interest therein) is and shall be junior and subordinate to the security interest therein created by the Unsold Equipment Loan; (ii) it shall not, as assignee of the lien of ALS, have any legal right to realize upon such Common Non-Trust Collateral or exercise its rights under the Purchased Equipment Loan with respect to such Common Non-Trust Collateral in any manner until all required

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payments in respect of the Unsold Equipment Loan have been made in full; and
(iii) in realizing upon such Common Non-Trust Collateral, none of ALS, the OpCo Agent or the OpCo Lenders shall have any obligation to protect or preserve the rights of the Indenture Trustee, ALER, the Issuer or the Third Party Financier in such Common Non-Trust Collateral. The proceeds of the Common Other Collateral shall be shared by the holders of the Unsold Equipment Loan and the Purchase Equipment Loan on a pro rata basis (based on relative outstanding principal amounts of the Purchased Equipment Loan and Unsold Equipment Loan).

     2.8. Non-Petition; Non-Interference. The OpCo Agent agrees for itself and on behalf of the Opco Lenders that it will not: (i) file a petition in bankruptcy against ALER or the Issuer until one year and one day after the Outstanding Obligations shall have been paid in full, (ii) seek to substantively consolidate ALER or the Issuer in connection with a bankruptcy of the Parent or any of its Affiliates, (iii) seek to realize on the assets of ALER or the Issuer, (iv) vote any membership interest in ALER with respect to any matters without the consent of the Control Party and (v) challenge or contest any actions by the Indenture Trustee or the Control Party (including, without limitation, any claims by either against ALER or the Issuer or any of their respective assets), or assert any claim against such parties in connection with the exercise by either the Indenture Trustee or the Control Party of any right or remedy available to it pursuant to the terms of the Basic Documents or the exercise of any remedies or receipt of any Proceeds from any assets of ALER following the occurrence of a Rapid Amortization Event or an Event of Default.

     2.9. Agency for Perfection. To the fullest extent permitted by applicable law, the Indenture Trustee and the OpCo Agent hereby appoint each other as third party bailee with notice and acceptance for purposes of perfecting by possession their respective security interests and liens on the OpCo Collateral and Warehouse Collateral described hereunder.

     2.10. UCC Notices.

     (a) In the event that the Indenture Trustee shall be required by the UCC or any other applicable law to give notice to the OpCo Agent of any intended disposition of any Warehouse Collateral, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

     (b) In the event the OpCo Agent shall be required by the UCC or any other applicable law to give notice to the Indenture Trustee of any intended disposition of any OpCo Collateral, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

     2.11. Independent Credit Investigations. None of the Third Party Financiers, the Indenture Trustee, the OpCo Lenders or the OpCo Agent or any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation for the solvency, financial condition or ability of the Issuer, ALER, the Parent, ALC, any Originator or its Subsidiaries to repay the Outstanding Obligations or the OpCo Claim, or for the worth of the Warehouse Collateral or the OpCo Collateral, or for statements of the Originators, ALER, the Issuer or the Parent or its Subsidiaries, oral or written, or for the validity, sufficiency or enforceability of the Outstanding Obligations, the OpCo Claim, the Basic

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Documents, the OpCo Loan Documents, the Indenture Trustee's interest in the
Warehouse Collateral or the OpCo Agent's interest in the OpCo Collateral. The OpCo Lenders and the Third Party Financiers have entered into their respective agreements with the Parent and/or its applicable Subsidiaries based upon their own independent investigations. None of the Third Party Financiers, the Indenture Trustee, the OpCo Lenders or the OpCo Agent makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.11.

     2.12. Limitation on Liability of Parties to Each Other. Except as otherwise expressly provided in this Agreement, neither party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives.

     2.13. Amendments to Financing Arrangements or to this Agreement. The OpCo Agent agrees to use reasonable efforts to give prompt notice to the Indenture Trustee of any written amendment or modification in the OpCo Loan Documents and the Indenture Trustee agrees to use reasonable efforts to give prompt notice to the OpCo Agent of any written amendment or modification in the Basic Documents (including, without limitation, the addition of any Originator to the Purchase Agreement besides ALS); provided, however, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

     2.14. Marshalling of Assets. Nothing in this Agreement will be deemed to require the Indenture Trustee (i) to proceed against any property securing the Outstanding Obligations (or any other obligation or liability under the Basic Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Warehouse Collateral upon the enforcement of the Indenture Trustee's remedies under the Basic Documents. Nothing in this Agreement will be deemed to require the OpCo Agent (i) to proceed against any property securing the OpCo Claim (or any other obligation or liability under the OpCo Loan Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the OpCo Collateral upon the enforcement of the OpCo Agent's remedies under the OpCo Loan Documents.

     2.15. Relative Rights. The OpCo Agent and the OpCo Lenders shall be entitled to rely on the power and authority of the Indenture Trustee to act on behalf of its principals to the extent the provisions hereof have the Indenture Trustee so act, and the Indenture Trustee and the Third Party Financiers shall be entitled to rely on the power and authority of the OpCo Agent to act on behalf of its principals to the extent the provisions hereof have the OpCo Agent so act.

     2.16. Effect Upon OpCo Loan Documents and Basic Documents. Each of the Indenture Trustee and the OpCo Agent agrees that, as between themselves and their respective constituents, to the extent the terms and provisions of the OpCo Loan Documents or the Basic Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

     2.17. Nature of the OpCo Claim and Modification of the OpCo Loan Documents. The Indenture Trustee, on behalf of the Third Party Financiers, acknowledges that the OpCo Claim and other obligations and liabilities owing under the OpCo Loan Documents are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the OpCo Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Third Party Financiers or the Indenture Trustee and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, the Indenture Trustee, on behalf of the Third Party Financiers, hereby agrees that the maximum amount of OpCo Claim and other obligations and liabilities owing under the OpCo Loan Documents may be increased at any time and from time to time to any amount.

     2.18. Nature of the Outstanding Obligations and Modification of Basic Documents. The OpCo Agent, on behalf of the OpCo Lenders, acknowledges that the Outstanding Obligations and other obligations and liabilities owing under the Basic Documents are, in part, revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Basic Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by the OpCo Agent or the OpCo Lenders and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, the OpCo Agent, on behalf of the OpCo Lenders, hereby agrees that the maximum amount of Outstanding Obligations and other obligations and liabilities owing under the Basic Documents may be increased at any time and from time to time to any amount.

     2.19. Further Assurances; Adding Parties. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after a Enforcement, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article. In addition, in the event any Originator other than ALS is added to the Purchase Agreement, ALS agrees to require such new Originator to become a party hereto prior to or simultaneously with its addition to the Purchase Agreement, and in the event any additional Subsidiaries of the Parent become guarantors under the OpCo Loan Documents, ALS agrees to require such new guarantor to become a party hereto prior to or simultaneously with its addition to the Guarantee and Collateral Agreement.

     2.20. True Sale. The OpCo Agent, on behalf of the OpCo Lenders, agrees that it will not seek to challenge the characterization of the transfers of Warehouse Collateral pursuant to the Purchase Agreement as being true sales or other absolute conveyances thereof.

     2.21. Acknowledgement. The OpCo Agent agrees that the provisions of Section 5.1(k) of the Purchase Agreement will not violate Section 5.9(a)(v) of the Guarantee and Collateral Agreement.

                            ARTICLE 3. MISCELLANEOUS

     3.1. Amendments. This Agreement may be amended or modified from time to time only by written instrument by the parties hereto and any such amendment or modification shall be subject to the written consent of the Control Party.

     3.2. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid; provided, however, that with respect to any notices and other communications required to be delivered to the Indenture Trustee hereunder, all such notices and communication shall also be required to include a copy to be delivered concurrently to the Control Party.

     3.3. Agreement Absolute. Each of the Third Party Financiers and the Indenture Trustee shall be deemed to have entered into the Basic Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against the Parent or any of its Subsidiaries, Originators, ALER or the Issuer under the Bankruptcy Code and all references herein to the Parent or any of its Subsidiaries, Originators, ALER or the Issuer shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the OpCo Agent, the OpCo Lenders, the Third Party Financiers and the Indenture Trustee shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

     3.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Parent and its Subsidiaries shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the OpCo Lenders, the OpCo Agent, the Third Party Financiers or the Indenture Trustee, as the case may be, shall include any successor OpCo Lender, OpCo Agent, Third Party Financier or the Indenture Trustee, as the case may be, appointed under the terms of the OpCo Loan Documents or the Basic Documents, as applicable. Each of the OpCo Agent and the Indenture Trustee agrees not to transfer any interest it may have in the OpCo Loan Documents or the Basic Documents, as applicable, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the OpCo Credit Agreement shall be refinanced, replaced or refunded, the Parent, ALC, the Originators, the Servicer, ALER, the Issuer, the Third Party Financiers, the OpCo Agent and the Indenture Trustee hereby agree, at the request of the Indenture Trustee or lenders under the credit facility that so refinances, replaces or refunds the financing under the OpCo Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Basic Documents shall be refinanced, replaced or refunded, the OpCo Agent hereby agrees, at the request of the agent or lenders under the facility that so refinances, replaces or refunds the financing under the Basic Documents, to execute and deliver a new intercreditor agreement with such agent and/or lender on substantially the same terms as herein provided.

     3.5. Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the OpCo Lenders, the Third Party Financiers, ALS, ALER, the Issuer and each of their respective successors and assigns, and no other Person shall have any right, benefit, or priority by reason of this Agreement.

     3.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     3.7. Waiver of Jury Trial. Each of the parties hereto hereby waives its respective rights to a jury trial of any action or proceeding arising out of or relating to this Agreement. This waiver is irrevocable and may not be modified either orally or in writing (other than by a mutual written waiver specifically referencing this section executed by all of the parties hereto).

     3.8. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     3.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     3.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     3.11. No Recourse as to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

     3.12. No Recourse as to Indenture Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York, not individually or personally but solely as indenture trustee under the Indenture and the Basic Documents, in the exercise of the powers and authority conferred and vested in it and (b) nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as OpCo Agent


                                           By:    /s/ Pamela D. Eskra
                                               ---------------------------------
                                           Name:  Pamela D. Eskra
                                           Title: Its Duly Authorized Signatory

                                           Address:

                                                  500 West Monroe
                                                  Suite 1700
                                                  Chicago, Illinois 60661
                                                  Attention: Chad Blakeman
                                                  Telecopy: (312) 463-2273

                  [Signature Page to Intercreditor Agreement]

                                      THE BANK OF NEW YORK, as Indenture Trustee

                                      By:     /s/ Erwin Soriano
                                          --------------------------------------
                                      Name:   Erwin Soriano
                                      Title:  Assistant Treasurer

                                      Address:

                                              101 Barclay Street, Floor 8W
                                              New York, New York 10286
                                              Attention: Asset-Backed Unit
                                              Telecopy: (212) 815-5544

               [Signature Page to Intercreditor Agreement]

By its respective signature below: (i) each of the undersigned agrees that, upon receipt of an Enforcement Notice, it will be bound by the provisions of Section
2.1 with the same force and effect as if it were a direct signatory hereto, (ii) each of the Parent, ALC and the Originators agrees to be bound by the provisions of the second sentence of Section 2.19 of this Agreement with the same force and effect as if it were a direct signatory hereto, (iii) so long as Parent or any of its Subsidiaries is acting as the Servicer, each of the undersigned agrees that it will prepare, or cause the Servicer to prepare, the monthly reports required under Section 2.6 upon request of the Indenture Trustee or the OpCo Agent, and (iv) from and after delivery by the OpCo Agent of notice of an OpCo Event of Default pursuant to Section 2.6, each of the Parent, ALC and the Originators will establish one or more OpCo Lockbox Accounts in the name of ALS but subject to a first priority perfected security interest in favor of the OpCo Agent into which only the proceeds of OpCo Collateral and Dispositions thereof are deposited.

ALLIANCE LAUNDRY HOLDINGS LLC

By:    /s/ Bruce P. Rounds
    -----------------------------------
Name:  Bruce P. Rounds
Title: V.P., CFO and Treasurer


ALLIANCE LAUNDRY SYSTEMS LLC

By:    /s/ Bruce P. Rounds
    -----------------------------------
Name:  Bruce P. Rounds
Title: V.P., CFO and Treasurer


ALLIANCE LAUNDRY CORPORATION

By:    /s/ Bruce P. Rounds
    -----------------------------------
Name:  Bruce P. Rounds
Title: V.P., CFO


ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2002 LLC

By:    /s/ Bruce P. Rounds
    -----------------------------------
Name:  Bruce P. Rounds
Title: V.P., CFO and Treasurer

                   [Signature Page to Intercreditor Agreement]

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2002-A

By:  Wilmington Trust Company, not in its individual capacity, but solely as owner trustee

     By:    /s/ W. Chris Sponenberg
         -------------------------------
     Name:  W. Chris Sponenberg
     Title: Vice President

                   [Signature Page to Intercreditor Agreement]